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                                                       EXHIBIT 4(a)(9)

               CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                  TO

            FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                             as Trustee

                   NINETEENTH SUPPLEMENTAL INDENTURE

                      DATED AS OF JANUARY 1, 1983

                  Amendment to Indenture of Mortgage

                       Dated as of July 1, 1950
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     NINETEENTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1983, between CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and FIRST NATIONAL BANK OF COMMERCE (formerly The National Bank of Commerce in New
Orleans), a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee under the Indenture of Mortgage hereinafter mentioned (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage (hereinafter called "Original Indenture") dated as of July 1, 1950, to the Trustee, to secure the Company's First Mortgage Bonds, from time to time, in the manner and subject to the conditions set forth in the Original
Indenture, and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof except as therein otherwise provided; and

     WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

     WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Original Indenture and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof, and the Company executed and delivered to the Trustee eighteen Supplemental Indentures (which together with the Original Indenture are herein called the "Indenture"); and

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     WHEREAS, all terms used herein and not otherwise defined shall have the meaning set forth in the Indenture; and

     WHEREAS, the Company deems it desirable to amend the Indenture in certain respects; and

     WHEREAS, the execution and delivery of the amendments effected by this Nineteenth Supplemental Indenture have been duly authorized by the Board of Directors of the Company according to law, and have been approved by the written consents of the holders of in excess of 75% of the principal amount of bonds outstanding under the Indenture at the date of execution hereof, and all conditions and requirements necessary to make this Nineteenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

     NOW, THEREFORE, THIS NINETEENTH SUPPLEMENTAL INDENTURE
WITNESSETH: That Central Louisiana Electric Company, Inc., by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of the principal of, the premium, if any, and the interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all covenants and conditions herein and therein contained, and of said bonds, has executed and delivered this Nineteenth Supplemental Indenture.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, as follows:

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                               ARTICLE I

     SECTION 1.1 The Company covenants that in consideration of execution of this Nineteenth Supplemental Indenture it will from and after the date hereof pay on the Bonds of all Series heretofore issued under the Indenture, as heretofore supplemented and amended, other than the Bonds of Series R and the Bonds of Series S (to wit: the Bonds of Series F, G, H, I,
J, K, L, M, M, N, O, P and Q) as additional interest an amount equal to .25% per annum (twenty-five hundredth of one percent) of the principal amount of such Bonds which are Outstanding.
Such additional annual interest shall be payable semi-annually on each interest payment date provided for registered and coupon Bonds of such respective series and will begin to accrue from the next interest payment date of such respective series following the date of this Nineteenth Supplemental Indenture.

                              ARTICLE II

                        AMENDMENTS OF INDENTURE

     SECTION 2.1.   The Indenture is modified by amending Subsection
(C) of Section 1.07 of the Indenture so that following such amendment it shall read as follows:

          (c) the "interest earnings requirement", which shall be a figure equal to two times the aggregate annual interest charges specified in subsection (B) of this Section.

                              ARTICLE III
                       STAMPING AND REVISION OF
                    BONDS OF ISSUED SERIES OF BONDS

     SECTION 3.1. All bonds hereafter issued of Series of issued bonds and bonds of Series of issued bonds presented for notation thereon shall (unless revised as hereinafter provided) be stamped or typewritten prior to their issuance with a notation as follows:
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          "The Indenture dated as of July 1, 1950 referred to in this bond has been amended by a Nineteenth Supplemental Indenture dated as of January 1, 1983, executed and delivered with the consent of the holders of 75% of the bonds at the time outstanding under the Indenture, providing (i) for amendment of the definition of 'interest earnings requirement' contained in
     Section 1.07 of the Indenture as amended and (ii) for the increase in the interest payable on this Bond by .25% per annum (twenty-five hundredth of one percent), on the principal amount hereof, accruing from the next interest payment date after January 1, 1983. A copy of the Nineteenth Supplemental Indenture is on file with First National Bank of Commerce in New Orleans, Trustee under the Indenture, to which reference is hereby made.

provided, that any notation on bonds of Series R and S shall delete the language following "(ii)" in the form of notation set forth above.

                   FIRST NATIONAL BANK OF COMMERCE
                       IN NEW ORLEANS, "TRUSTEE"

     SECTION 3.2. Any bonds hereafter issued of Series of issued bonds at any time hereafter issued shall, if the Company so elects or if the holder of such bond so requests in writing, be in such revised form as may be approved by the Trustee so as to refer to the amendment of the Indenture hereby effected.

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                              ARTICLE IV

                             MISCELLANEOUS
     SECTION 4.1. As supplemented and amended by this Nineteenth Supplemental Indenture, the Original Indenture and the previous eighteen Supplemental Indentures thereto shall be read, taken and construed as one and the same instrument.

     SECTION 4.2. The Trustee assumes no duties, responsibilities or liabilities by reason of this Nineteenth Supplemental Indenture, other than as set forth in the Indenture, as fully as if said terms and conditions were herein set forth at length.

     SECTION 4.3. This Nineteenth Supplemental Indenture shall be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     SECTION 4.4. This Nineteenth Supplemental Indenture has been dated as of January 1, 1983, solely for convenience. The date of actual execution hereof by each of the parties hereto is the date shown by the acknowledgment of execution hereof by its
officers.
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     IN WITNESS WHEREOF, CENTRAL LOUISIANA  ELECTRIC COMPANY, INC.
has caused this instrument to be signed in its corporate name by one of its Senior Vice Presidents and sealed with its corporate seal attested by one of its Assistant Secretaries, and First National Bank of Commerce to evidence its acceptance of the trust hereby created has caused this instrument to be signed in its corporate name and sealed by its corporate seal attested by one of its Assistant Vice Presidents and Trust Officers, all as of the day and year first above written.

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

{SEAL}                   By   /s/  Scott O. Brame
                                   Scott O. Brame,
                                   Senior Vice President

Attest:
     /s/  Vera J. Whittington
          Assistant Secretary

Signed, sealed, acknowledged and delivered by CENTRAL LOUISIANA ELECTRIC COMPANY, INC., in the presence of:

     /s/  David M. Eppler

     /s/  Joyce A. Lewis

                    FIRST NATIONAL BANK OF COMMERCE

{SEAL}                   By   /s/  James P. Conner
                         Vice President and Trust Officer

     /s/  Colin J. Hedlund
          Assistant Vice President and Trust Officer

Signed, sealed, acknowledged and delivered by FIRST NATIONAL BANK OF COMMERCE in the presence of:

     /s/  Maryem F. Hopkins

     /s/  Josie C. Schillage
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STATE OF LOUISIANA

PARISH OF RAPIDES

     BE IT KNOWN, THAT on this 19th day of January, 1983, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared Scott O. Brame, Senior Vice President and Vera J. Whittington, Assistant Secretary, of Central Louisiana Electric Company, Inc., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Company for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, respectively, of said Company by like authority.

     IN TESTIMONY WHEREOF, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of David M. Eppler and Joyce A. Lewis, witnesses of lawful age and domicile, and of me, said Notary Public.

WITNESSES:
                              /s/  Scott O. Brame
                                   Senior Vice President
     /s/  David M. Eppler
                              /s/  Vera J. Whittington
                                   Assistant Secretary
     /s/  Joyce A. Lewis

                    /s/ Sammie S. Cicardo
                    Notary Public   {SEAL}

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STATE OF LOUISIANA

PARISH OF ORLEANS

     BE IT KNOWN, THAT on this 19th day of January 1983, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared JAMES P. CONNER, Vice President and Trust Officer, and COLIN J. HEDLUND, Assistant Vice President and Trust Officer of First National Bank of Commerce, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of said Bank thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

     IN TESTIMONY WHEREOF, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of Maryem F. Hopkins and Josie C. Schillage, witnesses of lawful age and domicile, and of me, said Notary
Public.

WITNESSES:
                              /s/  James P. Conner
                                   Vice President and Trust Officer
     /s/  Maryem F. Hopkins
                              /s/  Collin J. Hedlund
                                   Assistant Vice President and
                                   Trust Officer
     /s/  Josie C. Schillage

                    /s/ Patricia A. Rouen
                    Notary Public  {SEAL}

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